EXHIBIT 32.1

CERTIFICATION

I, John E. Reed, certify that, to the best of my knowledge based upon a review of the Annual Report on Form 10-K/A for the year ended December 31, 2005 of Mestek, Inc. (the “Form 10-K/A”), the Form 10-K/A fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K/A fairly represents, in all material respects, the financial condition and results of operations of Mestek, Inc. for the periods covered by the Form 10-K/A.

/S/ John E. Reed____________________________________

John E. Reed

Chief Executive Officer

I, Stephen M. Shea, certify that, to the best of my knowledge based upon a review of the Annual Report on Form 10-K/A for the year ended December 31, 2005 of Mestek, Inc. (the “Form 10-K/A”), the Form 10-K/A fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K/A fairly represents, in all material respects, the financial condition and results of operations of Mestek, Inc. for the periods covered by the Form 10-K/A.

/S/ Stephen M. Shea_____________________________________

Stephen M. Shea

Chief Financial Officer

Dated: April 10, 2006

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